Submitted December 24, 1996                   File Number 0-14452



                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549




                             FORM 8-K




                 Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934




           Date of earliest event reported: December 6, 1996


               Far West Electric Energy Fund, L.P.
       (Exact name of registrant as specified in its charter)



                      921 Executive Park Drive
                     Salt Lake City, Utah 84117
                          (801) 268-4444
          (Address and phone of principal executive offices)


                            Delaware
                      (State of formation)


                            87-0414725
                (IRS employer identification number)



Item 2. Acquisition or Disposition of Assets

By means of a Consent Solicitation dated July 19, 1996, the registrant sought approval of its limited partners for
(i) sale of all partnership assets, (ii) payoff of partnership creditors, (iii) distribution of the remaining proceeds of sale to the limited partners on a prorata per unit basis, and (iv) termination of the partnership (collectively, the "Proposed Transaction").

The Proposed Transaction was approved by vote of 89.58% of registrant's limited partners on August 20, 1996, as described in the registrant's Form 8-K filed August 21, 1996.

On December 6, 1996, the registrant sold all of its assets to U.S. Energy Systems, Inc. as described in the Consent
Solicitation. The registrant received $1,250,000 from this sale, paid $925,181.23 to creditors of the registrant, distributed $324,818.77 to limited partners, then wound up its affairs and terminated. The final distribution of funds was reviewed by Robison, Hill & Co., certified public accountants.

Item 5. Other Events

A Certificate of Cancellation of Limited Partnership was mailed to the Delaware Secretary of State on December 20, 1996.

Before December 31, 1996, the registrant will file a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934, or Suspension of Duty to Tile Reports under Section 13 and 15(d) of the Securities Exchange Act of 1934, on Form 15.

Item 7. Financial Statements and Exhibits

Exhibit 10 (aaw):     Certificate of Cancellation of Limited
                      Partnership

Exhibit 10 (aax):     Accountant's letter respecting distribution
                      of proceeds of sale



                          Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of December, 1996

                       Far West Electric Energy Fund, L.P.
                       By: Far West Capital, Inc., General Partner


                       _/s/____________________________________
                       Thomas A. Quinn, Vice President